Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Berry Global Group, Inc. Announces Notes Exchange Offers
EVANSVILLE, Ind. – September 20, 2021 -- Berry Global Group, Inc. (NYSE: BERY) (“Berry”) announced today the commencement by Berry Global, Inc., Berry’s wholly owned subsidiary (the “Issuer”), of offers to exchange up to $800,000,000 of the Issuer’s new 0.95% First Priority Senior Secured Notes due 2024 (the “2024 Exchange Notes”), up to $1,525,000,000 of the Issuer’s new 1.57% First Priority Senior Secured Notes due 2026 (the “2026 Exchange Notes”), and up to $400,000,000 of the Issuer’s new 1.65% First Priority Senior Secured Notes due 2027 (the “2027 Exchange Notes” and together with the 2024 Exchange Notes and the 2026 Exchange Notes, collectively, the “Exchange Notes”), for an equal amount of the Issuer’s outstanding unregistered 0.95% First Priority Senior Secured Notes due 2024 (the “2024 Outstanding Notes”), unregistered 1.57% First Priority Senior Secured Notes due 2026 (the “2026 Outstanding Notes”), and unregistered 1.65% First Priority Senior Secured Notes due 2027 (the “2027 Outstanding Notes” and together with the 2024 Outstanding Notes and the 2026 Outstanding Notes, collectively, the “Outstanding Notes”), in a transaction registered under the Securities Act of 1933, as amended. The exchange offers are being conducted upon the terms and subject to the conditions set forth in a prospectus dated September 20, 2021, and the related letter of transmittal.
The Exchange Notes are identical in all material respects to the Outstanding Notes, except that (i) the Exchange Notes will be registered under the Securities Act of 1933 and will not bear any legend restricting their transfer; (ii) the Exchange Notes bear a different CUSIP number than the Outstanding Notes; (iii) the Exchange Notes will not be subject to transfer restrictions or entitled to registration rights; and (iv) the Exchange Notes will not be entitled to additional interest provisions applicable to the Outstanding Notes in some circumstances relating to the timing of the exchange offers.
The exchange offers are limited to holders of the Outstanding Notes. The exchange offers are scheduled to expire at 5:00 p.m. Eastern Time on October 19, 2021, unless extended. Outstanding Notes tendered pursuant to the exchange offers may be withdrawn at any time prior to the expiration date by following the procedures set forth in the offering prospectus and the related letter of transmittal.
Copies of the prospectus and the related letter of transmittal may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. The address, telephone and facsimile number of U.S. Bank National Association are as follows:
By Hand, Overnight Mail, Courier, or Registered or Certified Mail:	By Facsimile:	For Information or Confirmation by Telephone:
U.S. Bank National Association West Side Flats Operations Center Attn: Lori Buckles 60 Livingston Avenue Mail Station — EP-MN-WS2N St. Paul, MN 55107-2292	(615) 466-7367 Attention: Specialty Finance Group	(651) 495-3738

About Berry Global
At Berry Global Group, Inc. (NYSE:BERY), we create innovative packaging and engineered products that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry leading talent of 47,000 global employees across more than 295 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website at www.berryglobal.com.
Forward Looking Statements
Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the federal securities laws. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “project,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed in Berry’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained herein may not in fact occur.  Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Berry Global Group, Inc.
Media:
Eva Schmitz, 812-306-2424
evaschmitz@berryglobal.com
or
Investors:
Dustin Stilwell, 812-306-2964
dustinstilwell@berryglobal.com